Exhibit 99.4

Dear Valued Depositor:

We are writing to tell you of an investment opportunity, and just as importantly, to request your vote on a matter of importance. Pursuant to a Plan of Conversion (the “Plan”), Security Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion, Security Midwest Bancorp, Inc., the proposed holding company of Security Bank, is offering for sale shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Q&A Brochure, and a Proxy Statement which describe the conversion and the stock offering.

THE PROXY VOTE

Your approval is required for us to complete the conversion and offering. We require the approval of our depositors to implement the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please follow the instructions on your Proxy Card to vote by internet or telephone TODAY. Alternatively, please sign each Proxy Card and return them to any Security Bank office, or return the card(s) in the Proxy Reply Envelope provided.

Our Board of Directors urges you to vote ‘‘FOR’’ the Plan.

Please note:

•	The proceeds resulting from the sale of the common stock of Security Midwest Bancorp, Inc. will support our business strategy.

•

There will be no change to balances, interest rates or other terms of your accounts at Security Bank as a result of the conversion. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interuption.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.

•	Voting does not obligate you to purchase shares of common stock in the stock offering.

THE STOCK OFFERING

As an eligible depositor of Security Bank, you have non-transferable rights, but no obligation, to purchase shares of Security Midwest Bancorp, Inc. common stock during the Subscription Offering before any shares are sold to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in ordering shares of Security Midwest Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at Security Banks main office. Stock order forms and full payment must be received (not postmarked) before 4:00 p.m., Central Time, on December 19, 2024. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a Security Midwest Bancorp, Inc. stockholder.

Sincerely,

Stephan P. Antonacci

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of Security Midwest Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (312) 521-1600

from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

We are writing to tell you of an investment opportunity. Pursuant to a Plan of Conversion, Security Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion, Security Midwest Bancorp, Inc., the proposed holding company of Security Bank, is offering for sale shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, and a Q&A Brochure which describe the conversion and the stock offering.

THE STOCK OFFERING

Our records indicate that you were a depositor of Security Bank as of the close of business on July 31, 2023 or September 30, 2024 whose account was later closed. As such, you have a non-transferable right, but no obligation, to purchase shares of Security Midwest Bancorp, Inc. common stock during the Subscription Offering before any shares are sold to the general public.

The Security Midwest Bancorp, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in ordering shares of Security Midwest Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at Security Bank’s main office. Stock order forms and full payment must be received (not postmarked) before 4:00 p.m., Central Time, on December 19, 2024. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a Security Midwest Bancorp, Inc. stockholder.

Sincerely,

Stephan P. Antonacci

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of Security Midwest Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (312) 521-1600

from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear Interested Investor:

We are writing to tell you of an investment opportunity. Pursuant to a Plan of Conversion, Security Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion, Security Midwest Bancorp, Inc., the proposed holding company of Security Bank, is offering for sale shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, and a Q&A Brochure which describe the conversion and the stock offering.

THE STOCK OFFERING

The Security Midwest Bancorp, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in ordering shares of Security Midwest Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your Stock Order Form and payment by (1) overnight delivery to the address indicated on the Stock Order Form for this purpose; (2) in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at Security Bank’s main office. Stock order forms and full payment must be received (not postmarked) before 4:00 p.m., Central Time, on December 19, 2024. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a Security Midwest Bancorp, Inc. stockholder.

Sincerely,

Stephan P. Antonacci
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of Security Midwest Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (312) 521-1600

from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Performance Trust Capital Partners, LLC, has been retained by Security Midwest Bancorp, Inc. as marketing agent in connection with the offering of Security Midwest Bancorp, Inc. common stock.

At the request of Security Midwest Bancorp, Inc., we are enclosing materials regarding the offering of shares of Security Midwest Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Performance Trust Capital Partners, LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of Security Midwest Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (312) 521-1600

from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

D

Dear Valued Depositor:

We are writing to request your vote on a matter of importance. Pursuant to a Plan of Conversion (the “Plan”), Security Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion Security Midwest Bancorp, Inc., the proposed holding company of Security Bank, is offering for sale shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Q&A Brochure, and a Proxy Statement which describe the conversion and the stock offering.

THE PROXY VOTE

Your approval is needed for us to complete the conversion and offering. We must receive approval of our depositors to implement the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please follow the instructions on your Proxy Card to vote by internet or telephone TODAY. Alternatively, please sign each Proxy Card and return them to any Security Bank office, or return the card(s) in the Proxy Reply Envelope provided.

Our Board of Directors urges you to vote ‘‘FOR’’ the Plan.

Please note:

•	The proceeds resulting from the sale of the common stock of Security Midwest Bancorp, Inc. will support our business strategy.

•

There will be no change to balances, interest rates or other terms of your accounts at Security Bank as a result of the conversion. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interuption.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.

•	Voting does not obligate you to purchase shares of common stock in the stock offering.

THE STOCK OFFERING

Unfortunately, Security Midwest Bancorp, Inc. is unable to either offer or sell its common stock to you, because the small number of eligible subscribers in your state makes registration or qualification of the common stock under the securities or other laws of your state impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Security Midwest Bancorp, Inc.

Thank you for your continued support as a Security Bank depositor.

Sincerely,

Stephan P. Antonacci

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of Security Midwest Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (312) 521-1600

from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

B1

Questions and Answers

About Our Plan of Conversion

and Related Stock Offering

This brochure answers questions about our plan of conversion and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the plan of conversion is in the best interests of Security Bank, our customers, and the communities we serve.

Q.	What is the plan of conversion?

A.

Under our Plan of Conversion (the “Plan”), Security Bank will convert from the mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of Security Midwest Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of Security Midwest Bancorp, Inc. will be owned by stockholders, and Security Midwest Bancorp, Inc. will own 100% of Security Bank. Refer to the Prospectus for further details.

Q.	What are the reasons for the conversion and offering?

A.	Our primary reasons for converting and raising additional capital through the offering are to:

•	increase our capital to enhance our financial strength and to support existing and future lending and deposit growth;

•	facilitate our withdrawal from the multiple-employer defined benefit pension plan in which we participate;

•	enhance our lending capacity by increasing our regulatory lending limits;

•

attract and retain qualified personnel by enabling us to establish stock-based benefit plans for our management and employees that will give them an opportunity and greater incentive to share in our long-term growth and success;

•	enhance our community ties by providing depositors, and possibly other members of our community, with the opportunity to acquire an ownership interest in Security Bank; and

•	provide greater flexibility to structure and finance opportunities for expansion, although we have no current arrangements or agreements with respect to any such transactions.

Q.	Will customers notice any change in the day-to-day activities of Security Bank as a result of the conversion and stock offering?

A.

No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, or staff as a result of the conversion.

Q.	Will the conversion and stock offering affect customers’ deposit accounts or loans?

A.

No. The conversion and stock offering will not affect the balance, rate or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interruption.

THE PROXY VOTE

Although we have received regulatory approval, the Plan is also subject to approval by Security Bank’s depositors.

Q.	Why should I vote “FOR” the Plan?

A.

The Plan cannot be implemented without depositor approval. Each depositor of Security Bank as of November 12, 2024 has been mailed one or more packages containing Proxy Cards and a Proxy Statement describing the Plan.

If you have more than one eligible account, you may have received multiple packages. Please open all packages and vote all Proxy Cards sent to you.

Voting does not obligate you to purchase common stock during the stock offering.

Q.	Who is eligible to vote on the Plan?

A.	Security Bank depositors as of the close of business on November 12, 2024 are entitled to vote provided that they continue to be depositors as of the date of the Special Meeting.

Q.	What happens if I don’t vote?

A.	Not voting the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.

You may cast your vote immediately by following the telephone or Internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also deliver your signed proxy card(s) to any Security Bank office during normal banking hours. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.	Depositors at the close of business on November 12, 2024 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit account on November 12, 2024, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all of the Proxy Cards we sent you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The name(s) reflect the title of your deposit account(s). Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodial accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND

PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.

Security Midwest Bancorp, Inc. is offering for sale between 807,500 and 1,092,500 shares of common stock at $10.00 per share, subject to increase to 1,256,375 shares. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.

Pursuant to our Plan, non-transferable rights to subscribe for shares of Security Midwest Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Security Bank with aggregate balances of at least $50 at the close of business on July 31, 2023;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Security Bank with aggregate balances of at least $50 at the close of business on September 30, 2024;

Priority #4 — Depositors of Security Bank at the close of business on November 12, 2024, and

Priority #5 — Employees, Officers and Directors of Security Bank.

Shares not sold in the Subscription Offering may be offered for sale to the general public through a community offering with a preference given first to residents of Sangamon County, Illinois.

Q.

I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No. Subscription rights are non-transferable! Only those persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. Subject to limited exceptions, to preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people may attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription Offering?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at Security Bank’s main office. Please do not mail Stock Order Forms to Security Bank’s offices.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:00 p.m., Central Time, on December 19, 2024. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)

By cash (in-person delivery only), personal check, bank check or money order, payable to Security Midwest Bancorp, Inc. All checks will be deposited upon receipt. We cannot accept wires or third party checks. Security Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from a Security Bank savings or certificate of deposit account. The Stock Order Form section titled “Method of Payment — Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds for withdrawal must be in the account(s) when the Stock Order Form is received. You may not authorize withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Security Bank may not be listed for withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at 0.50% per annum from the date your payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing withdrawal from your deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	How many shares may I subscribe for?

A.

The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 15,000 ($150,000). Additionally, no person or entity together with any associate or group of persons acting in concert may purchase more than 30,000 shares ($300,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases.”

Q.	May I use my Security Bank individual retirement account (“IRA”) to purchase shares?

A.

It is possible to use funds currently held in retirement accounts with Security Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Security Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the December 19, 2024 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	Can I subscribe for shares and add someone who is not on my accounts to my stock registration?

A.	No.

Q.	May I use a loan from Security Bank to pay for shares?

A.

No. Security Bank, by regulation, may not extend a loan for the purchase of Security Midwest Bancorp, Inc. common stock during the offering. Similarly, you may not use existing Security Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond February 3, 2025, or the number of shares of common stock to be sold is increased to more than 1,256,375 shares or decreased to less than 807,500 shares.

Q.	Are directors and executive officers of Security Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 158,000 shares ($1,580,000).

Q.	Will the stock be insured?

A.	No. Like any common stock, Security Midwest Bancorp, Inc. common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, we do not initially intend to pay dividends on our common stock. See “Our Dividend Policy” in the Prospectus for further details.

Q.	How will Security Midwest Bancorp, Inc. shares trade?

A.

Upon completion of the conversion and offering, Security Midwest Bancorp, Inc. expects that its common stock will be quoted on the OTCQB Market operated by OTC Markets Group. Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell shares in the future.

Q.	If I purchase shares during the offering, how will I receive my shares?

A.

As soon as practicable after completion of the offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. All shares of Security Midwest Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued.

Although the shares of Security Midwest Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares.

Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center at (312) 521-1600 from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of Security Midwest Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES A PROXY CARD

REQUIRING YOUR PROMPT VOTE.

YOU MAY RECEIVE MORE THAN ONE

MAILING, DEPENDING ON THE

OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

SBSB PF

Dear Valued Depositor,

As a follow-up to our recent mailing regarding our plan of conversion (the “Plan”) and related common stock offering, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS TODAY. If you have already voted your proxy card(s) from our initial outreach, thank you! You do not need to vote again and can disregard this mailing. If you’re not sure you voted all of your proxy cards, we have enclosed a duplicate card. Please note that you may have received more than one proxy card and/or more than one mailing depending on the structure of your accounts. If you are unsure if you have voted all your eligible votes, please vote all the cards provided. The tabulation system will not double count your votes.

The easiest and most cost-effective way to vote is online at SBSB.LaurelHill.com. Have your unique control numbers handy from the provided proxy card(s). You will be prompted to enter the control number to vote. You may also vote by phone by calling (844) 254-8899, or by mailing in your paper cards with the supplied business reply envelope. Lastly, you may deliver your signed proxy card(s) in-person at any Security Bank office.

Please be assured that the conversion will not affect your accounts, FDIC insurance, or how you access services from Security Bank. Only our corporate structure will change. Your account numbers and account statements will remain the same, and you’ll still work with the same friendly staff you know at the same branch locations. Further, we will continue to offer the same products and extensive range of services you have come to expect.

If you have any questions about voting or other matters related to the Plan or stock offering, please call our Information Center at (312) 521-1600.

We appreciate your support and encourage you to vote “FOR” the Plan of Conversion. Please understand that not voting has the same effect as voting against the Plan of Conversion. Thank you for your support.

Sincerely,

Stephan P. Antonacci

President and Chief Executive Officer

PG1

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you, please vote the enclosed replacement Proxy Card(s).

You may cast your vote immediately by following the telephone or Internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also deliver your signed proxy card(s) in person to any Security Bank office.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION.

Not Voting has the same effect as voting

“Against” the Plan of Conversion.

Voting does not obligate you to purchase

common stock during the Offering.

THE PLAN OF CONVERSION WILL

NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT

OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT

ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC,

UP TO THE MAXIMUM LEGAL LIMITS, WITHOUT INTERUPTION.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received.

QUESTIONS?

Please call our Information Center at (312) 521-1600

from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG2